EXHIBIT 10.22

M&T BANK CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

PLAN DOCUMENT

(February 1, 2013)

M&T BANK CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

1. Definitions. Except where the context otherwise indicates, the following definitions apply:

Account – a bookkeeping account established and maintained by the Administrator in the name of each Participant. Account does not include a Brokerage Account.

Administrator – the Nomination and Compensation Committee of the Board. Any reference to the Administrator includes a person appointed by the Administrator under Section 3.3 for purposes of the reference.

Affiliate – a parent or subsidiary corporation of the Corporation, as defined in Code Sections 424(e) and (f) (but substituting “the Corporation” for “employer corporation”), including parents or subsidiaries of the Corporation that become such after adoption of the Plan.

Board – the Board of Directors of the Corporation.

Brokerage Account – an account established and maintained by a broker-dealer or financial institution in the name of each Participant to which is transferred Shares purchased hereunder on behalf of such Participant. The Administrator may transfer cash to a Participant’s Brokerage Account if a cash refund is owed to the Participant under the Plan.

Business Day – any day other than a Saturday, Sunday or legal holiday in New York, New York, except as otherwise determined by the Administrator.

Code – the Internal Revenue Code.

Common Stock – the common stock, par value $.50 per share, of the Corporation.

Compensation – the sum of the following amounts paid to an Employee by the Corporation and its Designated Affiliates during the Plan Year: (a) the Employee’s base salary for the Plan Year, and (b) if the Employee’s sales commissions for the calendar year within which the Plan Year begins are expected to exceed 50% of his total salary from the Corporation and its Designated Affiliates for the calendar year, 75% of the Employee’s sales commissions for the Plan Year. All forms of compensation paid in addition to base salary, (including, but not limited to, bonuses, overtime, commissions, and incentives), other than the commissions described in (b) above, are excluded from Compensation.

Corporation – M&T Bank Corporation, and any successor thereto.

Designated Affiliate – any Affiliate that has been designated by the Board or the Administrator as eligible to participate in the Plan.

Employee – a common law employee of the Corporation or a Designated Affiliate, excluding an individual who:

(a) is an officer of the Corporation or a Designated Affiliate at the Administrative Vice President level or any higher level. However, this exclusion does not apply unless and until the individual is a “highly compensated employee” of the Corporation or a Designated Affiliate, as determined for purposes of the M&T Bank Corporation Retirement Savings Plan; or

(b) is under age 18, or is classified by the Corporation or a Designated Affiliate as a “fixed-term” employee who (i) has been employed by the Corporation and its Designated Affiliates less than two years or (ii) customarily works 20 hours or less per week or not more than five months in any calendar year.

The status of an individual as an Employee is not affected by a leave of absence from employment with the Corporation or a Designated Affiliate, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract, policy or statute.

Enrollment Form – the form prescribed by the Administrator that is completed and executed by an Employee to participate in the Plan, and that is filed with the Administrator.

Exercise Date – January 31 of each Plan Year, or such other date as may be specified by the Administrator. If an Exercise Date is not a Business Day, then the Exercise Date is the next following Business Day.

Fair Market Value – unless otherwise determined by the Administrator, an amount equal to the regular closing price (not taking into account extended trading sessions) for a Share on a given date on the New York Stock Exchange, as reported by the New York Stock Exchange, or, if such price quotations of the Common Stock are not then reported, then the fair market value of a Share, as determined by the Administrator, using a reasonable method adopted in good faith for such purpose.

Notice – a notice provided by an Employee to the Administrator in such form as may be specified by the Administrator.

Offering Date – February 1 and August 1 of each Plan Year, or such other date as may be specified by the Administrator. If an Offering Date is not a Business Day, then the Offering Date is the next following Business Day.

Option – an option granted under Section 8.

Option Period – the period beginning on an Offering Date and ending on the next following Exercise Date. For example, assuming the Administrator does not specify an Exercise Date other than January 31 and/or Offering Dates other than February 1 and August 1, each Plan Year would contain two Option Periods, the first one running from February 1 through January 31, and a second one running from August 1 through January 31.

Option Price – the purchase price of a share of Common Stock as provided in Section 9.

Participant – any Employee who is eligible to participate in the Plan under Section 5, and elects for an Option Period to participate in this Plan.

Plan – the M&T Bank Corporation Employee Stock Purchase Plan, as set forth herein, as amended.

Plan Year – February 1 – January 31. If the Administrator specifies an Exercise Date other than January 31, then the Plan Year will become the 12 month period ending on the new Exercise Date.

Share – a share of Common Stock.

2. Purpose

The purpose of this Plan is to provide Employees of the Corporation and its Designated Affiliates with an opportunity to purchase shares of Common Stock of the Corporation and thereby to encourage Employee participation in the ownership and economic success of the Corporation. It is the Corporation’s intention that this Plan qualify as an employee stock purchase plan under Code Section 423 and be construed in a manner consistent with the requirements thereof.

3. Administration of Plan

3.1. The Administrator will administer the Plan, and have discretionary authority and full power to:

(a) Construe and interpret the Plan and any Enrollment Form or Notice;

(b) Adopt rules not inconsistent with the Plan or Code Section 423 relating to the administration of the Plan, including but not limited to, (i) determining the time and manner in which to refund amounts credited to a Participant’s Account upon such Participant’s withdrawal from, or termination of eligibility to participate in, the Plan, (ii) specifying Offering Dates and Exercise Dates, (iii) specifying the duration of any Option Period (not to exceed one year), and (iv) specifying Option Prices; and

(c) Make all other determinations necessary or advisable for the administration of the Plan.

3.2. The interpretations, determinations and decisions of the Administrator under the Plan will be final, binding and conclusive.

3.3. Notwithstanding any other provision of the Plan, the Administrator has the discretionary authority to appoint any other person or entity to manage the Plan and to delegate to them such authority with respect to the Plan as the Administrator deems advisable.

4. Effective Date; Term of Plan

4.1. The Plan is effective as of February 1, 2013. For purposes of qualifying the Plan under Code Section 423, the Plan will be submitted to the Corporation’s stockholders for approval at the Corporation’s 2013 annual meeting of stockholders.

4.2. The Plan will terminate as provided in Sections 16 and 23. Upon any termination of the Plan, any amount credited to a Participant’s Account will be refunded, in the manner prescribed by the Administrator, to each Participant or, in cases where a refund may not be possible, otherwise disposed of as determined by the Administrator.

5. Eligibility

An Employee is eligible to participate in the Plan as of the first Offering Date occurring at least 30 days after becoming an Employee. An eligible Employee may become a Participant as of such Offering Date or as of any subsequent Offering Date by executing and filing an Enrollment Form with the Administrator by the date prescribed by the Administrator. No Employee may participate in the Plan if immediately after an Offering Date, the Employee would be deemed for purposes of Code Section 423(b)(3) to possess 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any Affiliate.

6. Payroll Deductions

6.1. Payment by a Participant for Shares to be purchased under the Plan will be made by after-tax payroll deductions from the Compensation paid to the Participant on each payday during an Option Period in increments of a whole percentage, from one percent to 10 percent, in accordance with the Enrollment Form executed by the Participant. A Participant who elects payroll deductions for an Option Period may not elect payroll deductions for a subsequent Option Period in the same Plan Year, even if the Participant discontinues payroll deductions and withdraws from the Plan in accordance with Section 6.4(c) before the subsequent Option Period begins.

6.2. Payroll deductions will start on the first payday following the Offering Date for the Option Period and will end on the last payday before the Exercise Date of the Option Period.

6.3. All amounts deducted from a Participant’s Compensation will be credited to the Participant’s Account. A Participant may not make any payments or contributions to his Account other than payroll deductions under this Section 6.

6.4. A Participant may change his payroll deductions during an Option Period as follows:

(a) A Participant may not increase the percentage of his payroll deductions during an Option Period.

(b) A Participant may decrease the percentage of his payroll deductions to any whole percentage greater than zero one time during any Option Period, by giving Notice to the Administrator by the date prescribed by the Administrator.

(c) A Participant may discontinue payroll deductions at any time during an Option Period, effective for the first payday that is as soon as practical after the Administrator receives the Participant’s Notice to discontinue deductions. If a Participant discontinues payroll deductions during any Option Period of a Plan Year, he will withdraw from the Plan in accordance with Section 19 for the remainder of the Plan Year.

6.5. If a Participant does not withdraw from the Plan during an Option Period, his Enrollment Form will remain in effect for the first Option Period of the next Plan Year. Alternatively, a Participant may increase or decrease the percentage of his payroll deductions for the first Option Period of the next Plan Year by executing and filing a new Enrollment Form with the Administrator by the date prescribed by the Administrator.

7. No Interest Credits

A Participant’s Account will not be credited with interest.

8. Grant of Option

On the Offering Date for each Option Period, each Participant will be granted an Option to purchase the number of whole Shares that can be purchased with the Participant’s Account balance as of the Exercise Date for the Option Period. The number of whole Shares purchased during an Option Period is determined by (a) dividing the Participant’s Account balance as of the Exercise Date by the Option Price per Share, and (b) rounding the result down to the nearest whole number.

9. Option Price

The Option Price per Share purchased by a Participant by the exercise of an Option is 90 percent of the Fair Market Value of a Share on the Exercise Date.

10. Purchase of Shares

On the Exercise Date for each Option Period, the Option granted to each Participant under Section 8 for the Option Period will be exercised automatically, and the number of whole Shares subject to the Option will be purchased by charging the Participant’s Account with the product of (a) the Option Price of such Option, and (b) the number of Shares covered by the Option as determined in accordance with Section 8. If any balance remains in the Participant’s Account after the purchase of Shares for an Option Period, the remaining balance will be refunded to the Participant, in the manner prescribed by the Administrator, as soon as practicable after the Exercise Date.

11. Limitations on Purchase

Subject to adjustment under Section 15, no Participant may purchase more than 5,000 Shares for any Option Period. No Participant may be granted an Option that gives the Participant the right to purchase Shares that exceed the limitations imposed by Code Section 423(b)(8) (relating to an annual $25,000 per Participant limitation on purchases of Shares under the Plan).

12. Transferability of Rights

During a Participant’s lifetime, an Option granted to a Participant may be exercised only by the Participant. Neither amounts credited to a Participant’s Account nor any rights of a Participant regarding an Option may be assigned, alienated, encumbered, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any attempt by a Participant to make any such prohibited assignment, alienation, encumberment, transfer, pledge or disposition will be null and void and without effect, provided that the Administrator may treat any such attempt as a withdrawal Notice in accordance with Section 19.

13. Delivery

As promptly as practicable after each Option Period, the Corporation will arrange for the Shares purchased by each Participant for such Option Period to be delivered to the custodian of the Participant’s Brokerage Account.

14. Common Stock Subject to the Plan

14.1. Subject to adjustment under Section 15, there is hereby reserved for issuance upon exercise of Options granted under the Plan an aggregate of 2,500,000 Shares.

14.2. If an Option terminates or is cancelled for any reason without being exercised under Section 10, the unissued Shares which had been subject to such Option will continue to be reserved for issuance and will be available for the grant of additional Options and for issuance and sale under the Plan.

15. Capital Adjustments

In the event of any change or adjustment in the outstanding Shares by reason of any stock dividend, stock split (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or other similar change in corporate structure or otherwise, the Administrator, in its discretion, may make or provide for a substitution for, or adjustment in, (a) the number and class of stock or other securities that may be reserved for purchase or purchased under the Plan, (b) the number of Shares covered by each Option that has not yet been exercised, (c) the maximum number of Shares that may be purchased by a Participant for any Option Period, (d) the Option Price, and (e) the aggregate number and class of Shares that may be issued and purchased under the Plan.

16. Insufficient Shares

If the aggregate funds available for the purchase of Shares on any Exercise Date would cause an issuance of Shares in excess of the number of Shares then available for issuance and sale under the Plan, then (a) the Administrator will proportionately reduce the number of Shares that would otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess, and (b) the Plan will automatically terminate immediately after such Exercise Date. In that event, the Corporation will give notice of such reduction to each Participant affected thereby.

17. Confirmation

Each purchase of Shares under the Plan by a Participant will be confirmed by the Corporation in writing to the Participant.

18. Rights as Stockholders

Shares purchased by a Participant on any Exercise Date will, for all purposes, be deemed to have been issued, sold and transferred to the Participant as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Corporation will exist with respect to such Shares, and the Participant will have no interest, or voting or dividend rights, in such Shares.

19. Voluntary Withdrawal from the Plan

A Participant may withdraw from participation in the Plan during an Option Period by discontinuing payroll deductions in accordance with Section 6.4(c). Upon withdrawal, (a) the entire amount of a Participant’s Account balance will be refunded to the Participant at the time and in the manner prescribed by the Administrator, but not later than the Exercise Date following the Participant’s withdrawal (or as soon as practicable thereafter), (b) the Participant’s Option for the Option Period during which the Participant filed a withdrawal Notice will automatically terminate, (c) the Participant will not purchase any Shares under Section 10 on the Exercise Date for such Option Period, (d) no further payroll deductions for the purchase of Shares will be made from the Participant’s Compensation during such Option Period, and (e) the withdrawing Participant will cease to be a Participant for any subsequent Option Period in the same Plan Year. Any Participant who withdraws from the Plan under Section 6.4(c) and this Section 19 may again become a Participant for an Option Period in a subsequent Plan Year in accordance with Section 5.

20. Sale or Withdrawal of Shares from Account

20.1. During the first two years from the Offering Date for an Option Period, a Participant may not withdraw Shares acquired on the Exercise Date for that Option Period from his Brokerage Account or transfer such Shares from his Brokerage Account to an account of the Participant maintained with a broker-dealer, financial institution or other person or entity, but he may sell or otherwise transfer title to such Shares at any time. Such sales and title transfers may be effected only by the custodian of the Participant’s Brokerage Account on the Participant’s behalf. Sales and other title transfers will be subject to any fees imposed under Section 32.

20.2. Following the completion of two years from the Offering Date for an Option Period, a Participant may withdraw Shares acquired on the Exercise Date for that Option Period from his Brokerage Account in certificated form or transfer such Shares from his Brokerage Account to an account of the Participant maintained with a broker-dealer, financial institution or other person or entity as may be permitted by the custodian of the Brokerage Account. If a Participant elects to withdraw Shares, one or more certificates for whole Shares will be issued in the name of, and delivered to, the Participant, plus cash in lieu of fractional Shares based on the Fair Market Value of a Share on the date of withdrawal. If Shares are transferred from a Participant’s Brokerage Account to a broker-dealer, financial institution or other permitted recipient, only whole Shares will be transferred and cash in lieu of any fractional Share will be paid to the Participant based on the Fair Market Value of a Share on the date of transfer. A Participant seeking to withdraw or transfer Shares from his Brokerage Account must provide instructions to the custodian thereof in such manner as prescribed by the custodian. Withdrawals and transfers are subject to any fees imposed in accordance with Section 32.

20.3. Upon termination of employment of a Participant for any reason, (a) the Administrator will cause the Participant’s Brokerage Account to continue to be maintained until the earlier of such time as the Participant sells or otherwise transfers title to all Shares in his Brokerage Account or two years after the Offering Date immediately preceding or coincident with the date on which the Participant ceases to be employed by the Corporation and its Affiliates, and (b) upon the expiration of such two-year period, the Participant may elect to continue to maintain the Brokerage Account, at the Participant’s expense, or to sell, withdraw or transfer the Shares credited thereto, as permitted by the custodian of the Brokerage Account.

21. Termination of Eligibility

21.1. Except as otherwise provided in this Section 21, if a Participant ceases to be an Employee during an Option Period, then (a) the entire amount of his Account balance will be refunded to the Participant at the time and in the manner prescribed by the Administrator, but not later than the Exercise Date following the date the Participant ceases to be an Employee (or as soon as practicable thereafter), (b) the Participant’s Option for the Option Period during which he ceases to be an Employee will automatically terminate as of the date he ceases to be an Employee, (c) the Participant will not purchase any Shares under Section 10 on the Exercise Date for such Option Period, and (d) no further payroll deductions for the purchase of Shares may be made by the Participant after he ceases to be an Employee.

21.2. If a Participant ceases to be an Employee during an Option Period by reason of death, the Participant’s beneficiary may elect either (a) to be treated as a terminated Employee under Section 21.1 and to have the entire amount of the Participant’s Account balance refunded to him, or (b) to have the entire amount of the Participant’s Account balance applied toward the purchase of Shares on the Exercise Date for the Option Period in which the Participant dies. In either event, no further payroll deductions for the purchase of Shares under Section 10 may be made on behalf of the Participant after he dies.

21.3. If a Participant ceases to be an Employee during the three-month period ending on the Exercise Date for an Option Period by reason of (i) termination of employment after attaining age 55 and with at least 10 years of service that is taken into account for vesting purposes under the M&T Bank Corporation Retirement Savings Plan, or (ii) disability under any disability plan maintained by the Corporation or a Designated Affiliate, the Participant may elect either (a) to be treated as a terminated Employee under Section 21.1 and to have the entire amount of his Account balance refunded to him, or (b) to have the entire amount of his Account balance applied toward the purchase of Shares on the Exercise Date for the Option Period during which the Participant ceases to be an Employee. In either event, no further payroll deductions for the purchase of Shares under Section 10 may be made by the Participant after he ceases to be an Employee.

21.4. If a Participant becomes excluded from the definition of Employee during an Option Period, either because the Participant was promoted to the Administrative Vice President level or higher, or because the Participant became a “highly compensated employee”, the Participant may elect either (a) to be treated as a terminated Employee under Section 21.1 and to have the entire amount of his Account balance refunded to him, or (b) to have the entire amount of his Account balance applied toward the purchase of Shares on the Exercise Date for the Option Period in which the Participant is promoted or becomes a highly compensated employee. If a Participant elects the option in clause (b), payroll deductions for the purchase of Shares under Section 10 will continue for the remainder of the Option Period in which he is promoted or becomes a highly compensated employee, and will cease upon the expiration of the Period.

22. Notices

Any Notice that a Participant provides under the Plan must be made in such form and manner as prescribed by the Administrator, and any Notice or other communications by a

Participant to the Administrator under or in connection with the Plan will not be effective until received by the Administrator.

23. Termination or Amendment of Plan

23.1. The Board may amend or terminate this Plan in any respect at any time, except that after this Plan has been approved by the stockholders of the Corporation, no amendment or termination of the Plan may be made without approval of (a) the Corporation’s stockholders to the extent stockholder approval is required by applicable law or regulations or the requirements of the principal securities exchange or interdealer quotation system upon which the Common Stock then is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect his rights or obligations under any Option granted prior to the date of amendment or termination. No Options may be granted, no Shares may be issued and no payroll deductions may be made under the Plan after termination of the Plan. If the Plan terminates during an Option Period, the entire amount, if any, in the Participant’s Account will be refunded as soon as practicable and in the manner prescribed by the Administrator, to the Participant or, in the event of the Participant’s death, to the beneficiary designated by the Participant under Section 28.

23.2. Notwithstanding Section 23.1, without stockholder or Participant approval the Administrator may (a) change the duration and/or frequency of Option Periods for future offerings and (b) change the Option Price for future offerings. Any change in Option Period or Option Price will be communicated to Participants prior to the scheduled beginning of the first affected Option Period.

24. Use of Funds

All funds received by the Corporation in connection with this Plan may be used by the Corporation for any corporate purpose, and the Corporation is under no obligation to segregate such funds.

25. Legal Restrictions

25.1. The Corporation is not obligated to issue or sell Shares under the Plan (a) unless the approval of all regulatory bodies deemed necessary by the Administrator has been obtained and unless the issuance, sale and delivery of Shares under the Plan complies, to the Administrator’s complete satisfaction, with all provisions of federal, state or local law deemed applicable by the Administrator and all rules and regulations thereunder, and the requirements of any securities exchange upon which the Common Stock may then be listed or interdealer quotation system upon which the Common Stock is then quoted, or (b) if the Corporation determines that the issuance, sale or delivery of Shares under the Plan would violate any applicable law or regulation.

25.2. The Administrator may require any person acquiring Shares under the Plan to represent to, and agree with, the Corporation in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued under this Plan will be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Administrator may place or cause to be placed a legend or legends on any such certificates to make appropriate reference to such restrictions.

26. Governing Law

The Plan and all rights and obligations thereunder will be governed, construed, administered and enforced in accordance with the laws of the State of New York.

27. Notice of Disposition of Shares

Each Participant must agree in the form prescribed by the Administrator to promptly provide Notice to the Administrator of any disposition of Shares purchased under the Plan that occurs within two years after the Offering Date of the Option under which the Shares were purchased.

28. Designation of Beneficiary

A Participant’s Beneficiary will be the beneficiary under the M&T Bank Corporation Life Insurance Plan unless the Participant designates otherwise. To designate a different beneficiary, a Participant may file with the Administrator a written designation of beneficiary, which designation will be effective when filed with the Administrator. Such designation of beneficiary may be changed by the Participant in writing at any time.

29. Indemnification of Administrator

In addition to such other rights of indemnification as they may have as members of the Board or as the Administrator, each person serving as the Administrator (either alone or with one or more other persons) will be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which such person may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option and against all amounts reasonably paid by such person in settlement thereof or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, if such person acted in good faith and in a manner which such person believed to be in, and not opposed to, the best interests of the Corporation.

30. Reports

Individual Accounts will be maintained for all Participants. A statement of Account will be provided to each Participant as soon as possible following the end of each Option Period, which sets forth the amounts credited to the Participant’s Account during the Option Period, the Option Price for Shares purchased for the Option Period, the number of Shares purchased for the Option Period, and the Participant’s remaining Account balance after the purchase of Shares, if any, to be refunded after the Option Period.

31. Withholding

The Corporation or any Designated Affiliate may withhold from any payment made to a Participant, including any payroll or other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, including any disposition of Shares acquired under the Plan. A Participant’s enrollment in the Plan by executing an Enrollment Form constitutes his consent to such withholding. At the time of a Participant’s exercise of an Option or the disposition of Shares acquired under the Plan, the Corporation may require the Participant to make other arrangements to satisfy tax withholding obligations as a condition to exercise of rights or the distribution of Shares or other amounts credited to the Participant’s Account. If so required by the Administrator, a Participant must provide Notice to the Corporation of sales and other dispositions of Shares acquired under the Plan in order to permit the Corporation to comply with tax laws and to claim any tax deductions to which the Corporation may be entitled with respect to the Plan.

32. Cost

Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Corporation, including annual fees for maintenance of Brokerage Accounts under Sections 20.1, 20.2 and 20.3(a) (but not under Section 20.3(b)), provided that brokerage fees and commissions for the purchase of Shares upon any reinvestment of dividends and in connection with distributions will be charged to Participants’ Brokerage Accounts to the extent not paid by the Corporation. The custodian of Participants’ Brokerage Accounts may impose or charge to Participants’ Brokerage Accounts a reasonable fee for the withdrawal of Shares in the form of stock certificates, and reasonable fees for other services unrelated to the purchase of Shares under the Plan, to the extent communicated to Participants by the custodian of Participants’ Brokerage Accounts in connection with the establishment thereof. In no event will the Corporation pay any brokerage fees and commissions for the sale of Shares acquired under the Plan by a Participant.

33. Number and Gender

Where necessary or appropriate to the meaning thereof, the singular includes the plural, the plural includes the singular, the masculine includes the feminine and neuter, the feminine includes the masculine and neuter, and the neuter includes the masculine and feminine.

34. Miscellaneous

34.1. The establishment of the Plan does not confer upon any Employee any legal or equitable right against the Corporation, any Affiliate or the Administrator, except as expressly provided in the Plan.

34.2. Participation in the Plan does not give an Employee any right to be retained in the service of the Corporation or any Affiliate.

34.3. Neither the adoption of the Plan nor its submission to, or approval by, the stockholders of the Corporation will impose any limitations on the powers of the Corporation or its Affiliates to issue, grant, or assume options otherwise than under this Plan, or to adopt other stock option plans, stock purchase plans, or other plans, or to impose any requirement of stockholder approval upon the same.